Exhibit 8.1
                                                             , 2008
Bluerock Enhanced Residential REIT, Inc.
680 5th Avenue, 16th Floor
New York, New York 10019
Re:	Tax Opinion for REIT Status and Registration Statement on Form S-11
Ladies and Gentlemen:
     We are counsel to Bluerock Enhanced Residential REIT, Inc., a Maryland corporation (the “Company”), in connection with its Registration Statement on Form S-11 (File No. 333-___), and all amendments thereto (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”), with respect to the offer and sale of up to 130,000,000 shares of common stock of the Company, par value $0.01 per share (the “Offered Shares”). We have been asked to provide opinions on certain federal income tax matters relating to the Company pursuant to Item 601(b)(8) of Regulation S-K. The capitalized terms used in this letter and not otherwise defined herein shall have the meaning ascribed to them in the latest dated Prospectus of the Company included in the Company’s Registration Statement (the “Prospectus”).
     For purposes of this opinion letter, we have examined and relied upon the following documents:
1.	A copy of the Prospectus;

2.	The charter of the Company, filed with the State Department of Assessments and Taxation of the State of Maryland (the “SDAT”) on ___, 2008 and certified by the SDAT, and as certified by the Secretary of the Company as being complete, accurate and in effect;

3.	A copy of the Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company as being complete, accurate and in effect;

4.	A copy of the Certificate of Limited Partnership of Bluerock Enhanced Residential Holdings, L.P., a Delaware limited partnership (the “Operating

                                                                 , 2008

Partnership”), as certified by the general partner of such partnership on the date hereof as being complete, accurate and in effect, and the Amended and Restated Limited Partnership Agreement of the Operating Partnership;

5.	Factual representations of the Company and certain of its officers contained in the Representation Letter dated as of even date herewith, delivered to us by the Company; and

6.	Such other additional instruments and documents, factual representations of the Company and of certain other persons, and such matters of law, all as we have deemed necessary or appropriate for purposes of this opinion.
     In our examination, we have assumed the authenticity of original documents, the accuracy of copies, the genuineness of signatures and the capacity of each person executing a document to so act. For purposes of the opinions contained herein, we have assumed, with your consent, the following:
•	that the documents shown to us are complete and we have been shown all modifications to such documents;

•	that the documents shown to us as certified or photostatic copies of original documents conform to the original documents;

•	that the documents listed above that have been reviewed in proposed or draft form will be executed in substantially the same form as the documents that we have reviewed; and

•	that all obligations imposed by the documents listed above on the parties thereto, and all obligations described in the Prospectus, as amended, that are assumed, represented or intended to be effected by the Company in such documents to maintain its status as a REIT, have been and will be performed or satisfied in accordance with their terms.
     Our opinions are based upon the facts described in the Prospectus (and all amendments thereto) and upon facts as they have been represented to us or determined by us as of this date. Any inaccuracies in or alterations of such facts may adversely affect our opinions. For purposes of our opinions, we have relied upon the representations made by the officers and directors of the Company as set forth in the Prospectus (and all amendments thereto) and elsewhere, including the Representation Letter, and we have not made an independent investigation of the facts or representations set forth in such documents. Further, our opinions are based upon existing statutory law and current applicable Treasury Regulations promulgated or proposed under the Internal Revenue Code of 1986, as amended (the “Code”), current published administrative positions of the Internal Revenue Service (the “Service”), and judicial decisions, all of which are

                                                                 , 2008

subject to change either prospectively or retroactively, which changes could cause this opinion to no longer be valid.
     We hereby confirm to you the opinions and statements attributed to us in the section of the Prospectus entitled “FEDERAL INCOME TAX CONSEQUENCES OF OUR STATUS AS A REIT,” subject to all the statements, representations and assumptions accompanying such opinions and statements. In particular, we are of the opinion that:
     1. The Company has been organized in conformity with the requirements for qualification as a REIT commencing with the Company’s taxable year ending December 31, 2009 and the Company’s organization and proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT pursuant to Sections 856 through 860 of the Code.
     2. The statements in the Prospectus set forth under the caption “FEDERAL INCOME TAX CONSEQUENCES OF OUR STATUS AS A REIT,” to the extent such statements constitute matters of federal income tax law, or legal conclusions with respect thereto, have been reviewed by us and are correct in all material respects.
     Please note that the Prospectus further states that the Company’s qualification and taxation as a REIT, and its ability to maintain its REIT status, will depend upon its ability (based on its actual operating results) to meet the requirements set forth in the Code to qualify as a REIT. Hirschler Fleischer will not review compliance with such requirements on a continuing basis or issue any opinions in the future, unless expressly requested to do so. No assurances can be given that the Company will satisfy the requirements in the Code to qualify as a REIT.
     You should note that the opinions contained herein have no binding effect on the Service or official status of any kind. Thus, in the absence of a letter ruling from the Service, there can be no assurance that the Service will not challenge the conclusions or propriety of any of our opinions, nor can there be assurance that, if challenged, the Company will prevail on such issues. In addition, the federal income tax laws are uncertain as to many of the tax matters material to an investment in the Company and, therefore, it is not possible to predict with certainty future legal developments, including the manner in which courts will decide various issues if litigated. Accordingly, there can be no assurance of the outcome of the issues on which we are opining.
     The foregoing opinions are limited to the United States federal income tax matters addressed herein, and no other opinions are rendered with respect to other federal tax matters or to any issues arising under the tax laws of any other country, or any state or locality. We undertake no obligation to update the opinions expressed herein after the date of this letter. This opinion letter has been prepared for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should be used only for purposes consistent with the filing of the Registration Statement and applicable federal and state securities laws. This opinion letter speaks only as of the date hereof. Except as provided in the next paragraph, this opinion letter may not be distributed, relied upon for any purpose by any other person, quoted in

                                                                , 2008

whole or in part or otherwise reproduced in any document, or filed with any governmental agency without our express written consent.
     We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement and the references to our firm in the Prospectus under the captions “FEDERAL INCOME TAX CONSEQUENCES OF OUR STATUS AS A REIT” and “LEGAL MATTERS.” In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Act or under the rules and regulations promulgated thereunder by the SEC.

Very truly yours,

HIRSCHLER FLEISCHER,
A PROFESSIONAL CORPORATION